                                                         Exhibit 99.1

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                FORM 11-K


Annual Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934
                 For the fiscal year ended December 31, 1995


                      Commission file number 33-14058


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

              Michael Baker Corporation Employee Stock Ownership Plan

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

              Michael Baker Corporation
              Airport Office Park, Building 3
              420 Rouser Road
              Coraopolis, PA 15108

Michael Baker Corporation
Employee Stock Ownership Plan
Financial Statements
Periods Ended December 31, 1995 and 1994 and January 2, 1994
Index
--------------------------------------------------------


Report of Independent Accountants

Financial Statements:

   Statements of Financial Condition With Fund Information  -
     December 31, 1995 and 1994

   Statements of Income and Changes in Participants'
     Equity With Fund Information - For the Periods
     Ended December 31, 1995 and 1994 and January 2, 1994

Notes to Financial Statements

Additional Information:*

     Schedule of Assets Held for Investment Purposes -
       December 31, 1995












* Other schedules required by Section 2520.103-1 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable. The Schedule of reportable transactions (transactions in excess of 5 percent of the current value of plan assets at the beginning of the year) has not been provided since such information has not been provided by the Trustee.

                  Report of Independent Accountants


March 15, 1996

To the Participants and Administrator
of the Michael Baker Employee Stock
Ownership Plan

In our opinion, the accompanying statements of financial condition and the related statements of income and changes in participants' equity present fairly, in all material respects, the financial position of the Michael Baker Employee Stock Ownership Plan (the ESOP) at December 31, 1995 and 1994, and the results of operations and the changes in participants' equity for the years then ended, in conformity with generally accepted accounting principles.
These financial statements are the responsibility of the ESOP's Administrator; our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. The financial statement of the ESOP for the period ended January 2, 1994, was audited by other independent public accountants whose report dated February 15, 1994, expressed an unqualified opinion on that statement.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and of reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are additional information required by the Employee Retirement Income Security Act of 1974 (ERISA). The fund information in the statement of financial condition and the statement of income and changes in participants' equity is presented for purposes of additional analysis rather than to present the financial condition and income and changes in participants' equity of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The plan has not presented the schedule of reportable transactions (transactions in excess of 5 percent of the current value of plan assets at the beginning of the year). Disclosure of this information is required by the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Financial Condition With Fund Information
December 31, 1995

                                             December 31, 1995
                                      --------------------------------

                                            Dreyfus/
                                           Laurel Prime    Premier
                                          Money Market    Balanced
                                              Fund          Fund

          Assets
Investments, at quoted market value:
  Investments in common stock of
     Michael Baker Corporation:
     Common stock                            $   -            $   -
     Series B common stock                       -                -
  Investments in trust funds managed by
     Mellon Bank N.A.:
     Dreyfus/Laurel Prime Money Market
       Fund (market value approximates
       cost)                                   3,433,306          -
     Premier Balanced Fund (703,452 shares
       with a cost of $7,227,448)                -              8,610,252
     Dreyfus Disciplined Stock Fund (453,587
       shares with a cost of $8,554,746)         -                -
     Dreyfus Bond Market Index Fund (41,414
       shares with a cost of $398,830)           -                -
     Participants' notes receivable (market
       value approximates cost)                  -                -
                                              ----------       ----------
         Total investments                     3,433,306        8,610,252

Contributions receivable from Michael Baker
  Corporation                                    -                -
Temporary investments                             43,980          160,505
                                              ----------       ----------

         Participants' equity                 $3,477,286       $8,770,757
                                              ===========       ==========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Financial Condition With Fund Information (Continued) December 31, 1995

                                          December 31, 1995
                                 -----------------------------------------

                                             Dreyfus        Dreyfus
                                           Disciplined    Bond Market
                                              Stock          Index
                                               Fund           Fund

          Assets
Investments, at quoted market value:
  Investments in common stock of
     Michael Baker Corporation:
     Common stock                            $   -         $      -
     Series B common stock                       -                -
  Investments in trust funds managed by
     Mellon Bank N.A.:
     Dreyfus/Laurel Prime Money Market
      Fund (market value approximates
      cost)                                      -                -
     Premier Balanced Fund (703,452 shares
      with a cost of $7,227,448)                 -                -
     Dreyfus Disciplined Stock Fund (453,587
      shares with a cost of $8,554,746)        10,332,704         -
     Dreyfus Bond Market Index Fund (41,414
      shares with a cost of $398,830)            -              420,352
     Participants' notes receivable (market
      value approximates cost)                   -                -
                                              -----------      ----------
         Total investments                     10,332,704       420,352
Contributions receivable from Michael Baker
  Corporation                                    -                -
Temporary investment                              446,230        34,213
                                              -----------     ----------
         Participants' equity                 $10,778,934     $ 454,565
                                              ===========     ==========


The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Financial Condition With Fund Information (Continued) December 31, 1995

                                          December 31, 1995
                                 -----------------------------------------

                                     Michael
                                     Baker     Participant
                                     Common       Loan
                                   Stock Fund     Fund      Combined

          Assets
Investments, at quoted market value:
  Investments in common stock of
     Michael Baker Corporation:
     Common stock                     $11,055,430  $   -     $11,055,430
     Series B common stock              6,129,240      -       6,129,240
  Investments in trust funds managed by
     Mellon Bank N.A.:
     Dreyfus/Laurel Prime Money Market
      Fund (market value approximates
      cost)                                   -        -       3,433,306
     Premier Balanced Fund (703,452 shares
      with a cost of $7,227,448)              -        -       8,610,252
     Dreyfus Disciplined Stock Fund (453,587
      shares with a cost of $8,554,746)       -        -      10,332,704
     Dreyfus Bond Market Index Fund (41,414
      shares with a cost of $398,830)         -        -         420,352
     Participants' notes receivable (market
       value approximates cost)               -       48,440      48,440
                                         ----------- --------  ----------
         Total investments              17,184,670    48,440   40,029,724

Contributions receivable from Michael Baker
  Corporation                              233,654     -          233,654
Temporary investments                      276,391     -          961,319
                                          ---------- ---------  ----------
         Participants' equity          $17,694,715   $48,440  $41,224,697
                                        ===========   ======== ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Financial Condition With Fund Information
December 31, 1994

                                            December 31, 1994
                                      --------------------------------

                                            Dreyfus/
                                           Laurel Prime    Premier
                                          Money Market    Balanced
                                             Fund           Fund

          Assets
Investments, at quoted market value:
  Investments in common stock of
     Michael Baker Corporation:
     Common stock                           $    -         $   -
     Series B common stock                       -             -
  Investments in trust funds managed by
     Mellon Bank N.A.:
     Dreyfus/Laurel Prime Money Market
       Fund (market value approximates
       cost)                                 3,202,063         -
     Premier Balanced Fund (651,295 shares
       with a cost of $6,573,414)                -        6,369,667
     Dreyfus Disciplined Stock Fund (382,116
       shares with a cost of $7,027,651)         -             -
     Dreyfus Bond Market Index Fund (22,443
       shares with a cost of $214,360)           -             -
     Participants' notes receivable (market
       value approximates cost)                  -             -

                                             ---------     --------
          Total investments                  3,202,063    6,369,667

Contributions receivable from Michael Baker
  Corporation                                    -             -
Temporary investments                           56,995       78,360
                                              ---------    ----------

          Participants' equity              $3,259,058   $6,448,027
                                            ==========   ==========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Financial Condition With Fund Information (Continued) December 31, 1994

                                            December 31, 1994
                                      --------------------------------

                                            Dreyfus        Dreyfus
                                           Disciplined    Bond Market
                                             Stock         Index
                                              Fund          Fund

          Assets
Investments, at quoted market value:
  Investments in common stock of
     Michael Baker Corporation:
     Common stock                           $    -        $   -
     Series B common stock                       -            -
  Investments in trust funds managed by
     Mellon Bank N.A.:
     Dreyfus/Laurel Prime Money Market
       Fund (market value approximates
       cost)                                     -            -
     Premier Balanced Fund (651,295 shares
       with a cost of $6,573,414)                -            -
     Dreyfus Disciplined Stock Fund (382,116
       shares with a cost of $7,027,651)     6,614,436        -
     Dreyfus Bond Market Index Fund (22,443
       shares with a cost of $214,360)           -          204,234
     Participants' notes receivalbe (market
       value approximates cost)                  -            -

                                            ----------    ----------
         Total investments                   6,614,436      204,234

Contributions receivable from Michael Baker
  Corporation                                    -            -
Temporary investments                          270,497        2,746
                                            ----------    ----------

         Participants' equity               $6,884,933     $206,980
                                            ==========     =========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Financial Condition With Fund Information (Continued) December 31, 1994

                                          December 31, 1994
                                 -----------------------------------------

                                         Michael
                                         Baker     Participant
                                         Common       Loan
                                        Stock Fund    Fund     Combined

          Assets
Investments, at quoted market value:
  Investments in common stock of
     Michael Baker Corporation:
     Common stock                        $5,850,919   $  -    $5,850,919
     Series B common stock                4,592,728      -     4,592,728
  Investments in trust funds managed by
     Mellon Bank N.A.:
     Dreyfus/Laurel Prime Money Market
      Fund (market value approximates
      cost)                                  -           -     3,202,063
     Premier Balanced Fund (651,295 shares
      with a cost of $6,573,414)             -           -     6,369,667
     Dreyfus Disciplined Stock Fund (382,116
      shares with a cost of $7,027,651)      -           -     6,614,436
     Dreyfus Bond Market Index Fund (22,443
      shares with a cost of $214,360)        -           -       204,234
     Participants' notes receivable (market
      value approximates cost)               -        22,605      22,605
                                         --------    --------   ---------
         Total investments             10,443,647     22,605   26,856,652

Contributions receivable from Michael Baker
  Corporation                             223,054        -        223,054
 Temporary investments                    650,294        -      1,058,892
                                       ----------    --------  ------------
         Participants' equity         $11,316,995   $ 22,605  $28,138,598
                                      ===========   =========  ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund
  Information
Period Ended December 31, 1995
-------------------------------------------------------------------

                                         Changes in Participants' Equity
                                         Period Ended December 31, 1995
                                         -------------------------------

                                            Dreyfus/
                                          Laurel Prime     Premier
                                          Money Market     Balanced
                                             Fund            Fund
Contributions:
  Participants'                           $ 546,251       $1,167,216
  Employer's                                   -              -
Interest income                             199,747          342,998
Net appreciation in market value
  of investments                               -           1,649,624
Interfund transfers - net                   (27,937)        (131,436)
                                          -----------      ----------
  Total additions                           718,063        3,028,402


Distributions to participants              (499,835)       (705,672)
                                          -----------     ----------

   Total deductions                        (499,835)       (705,672)
                                          -----------     ----------

Net increase in participants'
  equity during the period                  218,228       2,322,730

Participants' equity at beginning
  of period                               3,259,058       6,448,027
                                          -----------    ----------

Participants' equity at end of period    $3,477,286      $8,770,757
                                         ============    ==========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund
  Information (Continued)
Period Ended December 31, 1995
-------------------------------------------------------------------

                                         Changes in Participants' Equity
                                         Period Ended December 31, 1995
                                         -------------------------------

                                           Dreyfus         Dreyfus
                                          Disciplined      Market
                                            Stock          Index
                                             Fund           Fund
Contributions:
  Participants'                           $ 1,598,206      $ 181,499
  Employer's                                   -               -
Interest income                               353,018         18,956
Net appreciation in market
  value of investments                      2,589,252         30,232
Interfund transfers - net                     123,123         50,592
                                          -----------       ----------
  Total additions                           4,663,599        281,279
                                          -----------       ----------

Distributions to participants                (769,598)       (33,694)
                                          -----------       ----------

   Total deductions                          (769,598)       (33,694)
                                          ------------      ----------

Net increase in participants'
  equity during the period                  3,894,001        247,585

Participants' equity at beginning
  of period                                 6,884,933        206,980
                                          -----------       ----------

Participants' equity at end of period     $10,778,934      $ 454,565

                                         ============      ==========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund
  Information (Continued)
Period Ended December 31, 1995
-------------------------------------------------------------------

                                         Changes in Participants' Equity
                                         Period Ended December 31, 1995
                                         -------------------------------

                                          Michael
                                           Baker      Participants
                                        Common Stock     Loan
                                           Fund          Fund       Total
Contributions:
  Participants'                         $1,088,589     $   -     $4,581,761
  Employer's                             2,918,272         -      2,918,272
Interest income                             23,442         -        938,163
Net appreciation in market
  value of investments                   3,244,162         -      7,513,270
Interfund transfers - net                  (40,177)     25,835         -
                                        ----------    ---------  ----------
  Total additions                        7,234,288      25,835   15,951,466
                                         ----------   ---------  ----------

Distributions to participants             (856,568)        -    (2,865,367)
                                         -----------  ---------  ----------


   Total deductions                       (856,568)        -    (2,865,367)
                                        -----------   ---------- ---------

Net increase in participants'
  equity during the period               6,377,720      25,835   13,086,099

Participants' equity at beginning
  of period                             11,316,995      22,605   28,138,598
                                       -----------   ----------- ----------

Participants' equity at end of period  $17,694,715    $ 48,440  $41,224,697
                                       ===========    ========  ==========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund
  Information
Period Ended December 31, 1994
-------------------------------------------------------------------

                                         Changes in Participants' Equity
                                         Period Ended December 31, 1994
                                         -------------------------------

                                            Dreyfus/
                                          Laurel Prime     Premier
                                          Money Market     Balanced
                                          Fund            Fund
Contributions:
  Participants'                           $561,630         $1,337,985
  Employer's                                  -                 -
Interest income                            140,732             65,471
Interfund transfers - net                 (263,699)          (222,595)
                                         -----------        ----------
  Total additions                          438,663          1,180,861
                                         -----------        ----------

Distributions to participants             (261,534)          (572,205)

Net depreciation in market value
  of investments                               -              (75,296)
                                          -----------        -----------

   Total deductions                       (261,534)          (647,501)
                                         ------------        -----------

Net increase (decrease) in participants'
  equity during the period                 177,129             533,360

Participants' equity at beginning
  of period                              3,081,929           5,914,667
                                        -----------         -----------

Participants' equity at end of period   $3,259,058          $6,448,027
                                        ===========         ===========


The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund
  Information (Continued)
Period Ended December 31, 1994
-----------------------------------------------------------------

                                 Changes in Participants' Equity
                                  Period Ended December 31, 1994
                                 -------------------------------

                                         Dreyfus           Dreyfus
                                        Disciplined      Bond Market
                                          Stock             Index
                                           Fund             Fund
Contributions:
  Participants'                         $1,440,191      $ 112,085
  Employer's                                 -               -
Interest income                             65,905          1,374
Interfund transfers - net                   59,745        162,424
                                        -----------    ----------
  Total additions                        1,565,841        275,883
                                        -----------    ----------

Distributions to participants             (424,582)       (61,615)

Net depreciation in market value
  of investments                           (62,203)        (7,288)
                                        -----------      ----------

   Total deductions                       (486,785)       (68,903)
                                       ------------     ----------

Net increase (decrease) in participants'
  equity during the period               1,079,056        206,980

Participants' equity at beginning        5,805,877           -
  of period                             -----------    -----------

Participants' equity at end of period   $6,884,933      $ 206,980
                                      ============    ============

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund
  Information (Continued)
Period Ended December 31, 1994
-------------------------------------------------------------------

                                         Changes in Participants' Equity
                                         Period Ended December 31, 1994
                                         -------------------------------

                                          Michael
                                           Baker      Participants
                                        Common Stock     Loan
                                           Fund          Fund       Total
Contributions:
  Participants'                         $1,208,942    $  -      $4,660,833
  Employer's                             3,163,405       -       3,163,405
Interest income                             14,307       -         287,789
Interfund transfers - net                  241,520      22,605        -
                                       ------------   ---------  ---------
  Total additions                        4,628,174      22,605   8,112,027
                                       ------------    --------  ---------

Distributions to participants           (1,249,644)      -      (2,569,580)

Net depreciation in market value
  of investments                       (17,279,596)      -     (17,424,383)
                                       -----------   ----------  ---------

   Total deductions                    (18,529,240)      -     (19,993,963)
                                       ------------  ----------  ---------

Net increase (decrease) in participants'
  equity during the period             (13,901,066)     22,605 (11,881,936)

Participants' equity at beginning
  of period                             25,218,061       -      40,020,534
                                      -----------  ----------  -----------

Participants' equity at end of period  $11,316,995   $ 22,605  $28,138,598
                                       ===========  ========== ===========

The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participant's Equity With Fund Information Period Ended January 2, 1994

---------------------------------------------------------------------------
                                        Changes in Participants' Equity
                                          Period Ended January 2, 1994
                                        ---------------------------------
                                   Laurel Prime       Laurel       Laurel
                                  Money Market I     Balanced      Stock
                                       Fund            Fund         Fund
Participants' equity at beginning
  of period                      $2,849,974 (a)  $4,371,375 (b)  $4,158,952 (c)
Contributions:
   Participants'                    612,357       1,097,400       1,195,727
   Employer's                          --              --              --
Investment Income                    90,047         200,538         119,096
Interfund transfers-net            (266,439)        113,057          31,027
Unrealized appreciation in market
  value of investments                 --           474,774         575,540
                                 -----------      ----------     ------------
     Total additions and interest
       income                       435,965       1,885,769       1,921,390
                                 -----------      ----------     ------------
     Distributions to participants (258,054)       (270,343)       (218,250)
Unrealized depreciation in market
  value of investments                 --              --              --
                                 ----------      -----------      -----------
     Total deductions              (258,054)       (270,343)       (218,250)
                                 ----------      ------------     -----------
Net increase (decrease) in
  participants' equity              177,911       1,615,426       1,703,140
                                 ----------      ------------     -----------
Participants' equity transferred
  to the Laurel Funds             3,027,885       5,986,801       5,862,092
                                 ----------      ------------     ----------
Contributions - Participants         53,313          97,000          98,346
Interest income                         731            --               --
                                 ----------      ------------     ----------
     Total additions and interest
       income                        54,044          97,000          98,346
                                 ----------      -----------      ----------
Distributions to participants           --          (59,322)        (11,022)
Realized gain (loss) and increase
  (decrease) in unrealized depreciation
  in market value of investments        --         (109,812)       (143,539)
                                -----------       -----------     ------------
      Total deductions                 --          (169,134)       (154,561)

 Net increase (decrease) in
  participants' equity               54,044         (72,134)        (56,215)
                                -----------        ----------      -----------
Participants' equity at end
  of period                      $3,081,929 (d)   $5,914,667 (e) $5,805,877 (f)
                                ===========       ===========    ==========

(a) Invested in Short-Term Fixed Income Fund
(b) Invested in Managed Growth and Income Fund
(c) Invested in Stock Market Growth Fund
(d) Invested in Laurel Prime Money Market I
(e) Invested in Laurel Balanced Portfolio
(f) Invested in Laurel Stock Portfolio


   See Note 1 describing change in fund names.

   The accompanying notes are an integral part of these financial statements.

Michael Baker Corporation
Employee Stock Ownership Plan
Statement of Income and Changes in Participants' Equity With Fund Information Period Ended January 2, 1994 (Continued)

----------------------------------------------------------------------------
                                           Changes in Participants' Equity
                                             Period Ended January 2, 1994
                                        -----------------------------------
                                           Michael
                                            Baker
                                        Common Stock
                                            Fund             Total
Participants' equity at beginning         $29,285,513       $40,665,814
  of period
Contributions:
  Participants'                             1,442,665          4,348,149
  Employer's                                2,965,578          2,965,578
Investment Income                              18,187            427,868
Interfund transfers - net                     122,355               --
Unrealized appreciation in market
  value of investments                           --            1,050,314
                                            -----------       ------------
    Total additions and interest income     4,548,785          8,791,909
                                           ------------       ------------
    Distributions to participants            (884,914)        (1,631,561)
Unrealized depreciation in market value
  of investments                           (7,731,323)        (7,731,323)
                                           -----------        -----------
    Total deductions                       (8,616,237)        (9,362,884)
                                           ------------       -----------
Net increase (decrease) in
  participants' equity                     (4,067,452)          (570,975)
                                           -----------         -----------
Participants' equity transferred
  to the Laurel Funds                      25,218,061          40,094,839
                                          ------------         -----------
Contributions - Participants                     --               248,659
Interest income                                  --                   731
                                          ------------         -----------
     Total additions and interest income         --               249,390
                                          ------------          ----------
Distributions to participants                   --                (70,344)
Realized gain (loss) and increase
  (decrease) in unrealized depreciation
  in market value of investments                --               (253,351)
                                          -----------           -----------
     Total deductions                           --               (323,695)
Net increase (decrease) in participants'
  equity                                        --                (74,305)
                                          -----------           -----------
Participants' equity at end of period    $25,218,061           $40,020,534
                                         =============        ==============

  See Note 1 describing change in fund names.
  The accompanying notes are an integral part of these financial statements. Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1995 and 1994 and January 2, 1994
Notes to Financial Statements
------------------------------------------------------------

1.  DESCRIPTION OF THE PLAN

GENERAL
The following description of the Michael Baker Employee Stock Ownership Plan (the ESOP, or the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provision.

The ESOP is an individual account stock bonus plan under which a participant's distributions are based on the amount contributed to that participant's account, including any transferred amounts from the prior retirement plan and any gains or losses and income and expense that may be allocated to the participant's account. The Plan is subject to provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

On March 11, 1994, the Internal Revenue Service (IRS) approved the change in the Plan's fiscal year from a 52/53-week period to a calendar year. The change was effective for the Plan's 1993 year ending January 2, 1994. Since the approval from the IRS was received subsequent to issuance of the Plan's fiscal 1993 financial statements and since January 1 and January 2, 1994, were nonbusiness days, the Plan's 1993 financial statements were not revised.

Dates when used herein: 1995, 1994 and 1993 refer to the periods ended December 31, 1995 and 1994 and January 2, 1994, respectively.

COMMON STOCK
The primary purpose of the ESOP is to enable participating employees to acquire an equity interest in Michael Baker Corporation (the Company). Consistent with this purpose, contributions to the ESOP can be invested in the Company's common stock (Common Stock and Series B Common Stock, on a pro rata basis as available). Investments into the Michael Baker Common Stock Fund cannot be specifically directed to either Regular Common or Series B Common Stock. At times, common stock may not be available at a price acceptable to the ESOP Committee (see Note 3), or it may be appropriate to retain some of the ESOP's funds in a more liquid form so that the funds may be available for the payment of benefits. In such cases, a portion of the ESOP's assets may be invested in temporary investments, such as short-term corporate obligations or short-term obligations of the U.S. government.

The ESOP's investment in the Company's common stock comprises 2,211,086 (cost of $11,966,196) and 1,560,245 (cost of $8,891,947) shares of Common Stock and 1,225,848 (cost of $7,440,333) and 1,224,727 (cost of $7,618,605) shares of
Series B Common Stock at December 31, 1995 and 1994, respectively.

CONTRIBUTIONS
Participants contribute to the ESOP through a Section 401(k) Employee Salary Redirection Election, whereby the participants may choose to have a percentage of their salaries (including commissions, effective July 1, 1993) withheld and contributed to the ESOP. The percentage may not exceed 15 percent of the participant's salary. The ESOP also allows participants to roll over funds from a previous employer's qualified 401(k) plan.

Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1995 and 1994 and January 2, 1994
Notes to the Financial Statements
---------------------------------------------------------------------------

INVESTMENT OPTIONS
Each participant may direct Mellon Bank N.A. (the Trustee) to invest certain portions of his or her account in investment funds managed by the Trustee.

Prior to December 1993, investment fund options available to employees prior to December 1993 included the Michael Baker Common Stock Fund (invested exclusively in common stock of the Company), the Short-Term Fixed Income Fund (invested in short-term fixed income securities), the Managed Growth and Income Fund (invested in diversified corporate stocks and bonds) and the Stock Market Growth Fund (invested in diversified corporate stocks).

Effective December 1993, the investment fund options available to employees included the Michael Baker Common Stock Fund (invested exclusively in common stock of the Company), managed by the Trustee; the Laurel Prime Money Market I Portfolio (invested in short-term, income-producing securities); the Laurel Balanced Portfolio (invested in common stocks and bonds in proportions consistent with their expected returns and risks as determined by the portfolio's adviser); and the Laurel Stock Portfolio (invested in diversified corporate stocks). All amounts previously invested in the Short-Term Fixed Income Fund, the Managed Growth and Income Fund and Stock Market Growth Fund were transferred into the respective investment funds based on each employee's fund account balances at the transfer date. Mellon Bank N.A. serves as the Adviser, Custodian, Fund Accountant and Transfer Agent for the aforementioned Laurel investment funds.

Effective January 3, 1994, the Laurel Bond Market Index Portfolio (investing in U.S. government and Securities and Exchange Commission (SEC)-registered obligations of domestic corporations, foreign governments and supranational organizations) was added to the available election options.

Effective October 17, 1994, the Laurel Prime Money Market I Portfolio, Laurel Balanced Portfolio, Laurel Stock Portfolio and the Laurel Bond Market Index Portfolio were changed to the Dreyfus/Laurel Prime Money Market Fund, Premier Balanced Fund, Dreyfus Disciplined Stock Fund and Dreyfus Bond market Index Fund, respectively. The funds were renamed to reflect the merger of Mellon Bank and the Dreyfus Family of Funds. The funds were renamed but operations continue substantially unchanged.

Effective April 1, 1996, the Plan agreement will be amended as a result of a change in trustees from Mellon Bank N.A. to Putnam Investments, Inc., (Putnam). As a result of this change, investment funds available to participants are the Michael Baker Common Stock Fund (invested exclusively in common stock of the Company), the Putnam New Opportunities Fund (invested in long-term growth stocks within emerging industries), Putnam Overseas Growth Fund (invested in diversified corporate stocks outside of North America), Putnam Voyager Fund (invested in diversified corporate stocks), Putnam Fund for Growth and Income (invested in long-term growth stocks), George Putnam Fund of Boston (invested in diversified capital growth and current income stocks and bonds), Putnam Income Fund (invested in corporate bonds) and the Putnam Money Market Fund (invested in corporate bonds) and the Putnam Money Market Fund (invested in short-term money market securities).

Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1995 and 1994 and January 2, 1994
Notes to Financial Statements
-----------------------------------------------------------

COMPANY MATCHING CONTRIBUTIONS AND VESTING OF BENEFITS
Under the provisions of the Plan, the Company will make a matching contribution to the participants' accounts in an amount not less than 50 percent of the first 5 percent of the salary contributed by each participant. Salary amounts over the 5 percent limit will not be matched by the Company. All matching contributions can be invested only in the Michael Baker Common Stock Fund. During 1995, 1994 and 1993, the Company matched participants' contributions on a dollar-for-dollar basis for the first 5 percent of participants' salaries.

The Board of Directors of the Company is authorized to make additional discretionary contributions to the ESOP from time to time. However, no discretionary contributions were made in 1995, 1994 and 1993.

All amounts in the participants' ESOP accounts that are attributable to the transfer of funds from a terminated prior retirement plan, the rollover from a previous employer's qualified 401(k) plan, participant contributions under Salary Redirection Election and PAYSOP contributions are 100 percent vested and nonforfeitable at all times.

All Company matching contributions to the participants' Salary Redirection Election and discretionary contributions on behalf of the participants will become 100 percent vested upon attainment of 3 years of service with the Company or, if earlier, upon attainment of normal retirement date, disability or death. If a participant leaves employment with the Company before attaining a vested interest in his or her Company matching contribution, the contributions are forfeited and reduce future Company matching contributions.

DISTRIBUTIONS
The Plan provides for distribution of benefits upon retirement, total and permanent disability, death, or termination of employment for any other reason. The amount of distribution the participant or his or her beneficiary is entitled to, based on the vesting requirements, is discussed above. A participant may retire at age 65, or at age 55 if he or she has completed at least 3 years of service. All distributions will be made in the form of a single lump-sum distribution or in substantially equal installments over a period not exceeding the life expectancy of the participant, or the joint life expectancy of the participant and beneficiary, as the participant or his or her beneficiary may elect. Distributions may be made in cash or shares of common stock, at the discretion of the ESOP Committee.

PARTICIPANT LOANS
Effective January 3, 1994, a participant may borrow money from the portion of his or her account attributable to his or her own 401(k) plan contributions. Participant loans may be obtained in the sole event of immediate and heavy financial need, where the participant lacks other available resources. Loan amounts are limited to the lower of $50,000 or 50 percent of the employee's deferred amount. All loans will be drawn against the participant's account among the respective investment options as directed, and are secured by the assets within the participant's accounts. Interest rates on outstanding notes receivable range from 12.62 percent to 13.5 percent.

Michael Baker Corporation
Employee Stock Ownership Plan
Period Ended December 31, 1995 and 1994 and January 2, 1994
Notes to Financial Statements
---------------------------------------------------------------

PLAN TERMINATION
Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in the Employee Retirement Income Security Act of 1974 (ERISA).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING
The Trustee performs the recordkeeping function for the ESOP and the records are maintained on a cash basis. The financial statements included herein include all material adjustments to place the financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

The investment in common stock of the Company is stated at publicly-traded market values as of December 31, 1995 and 1994. The ESOP owns approximately 41 percent of the outstanding shares of the Company's common stock; therefore, such valuation might be subject to significant fluctuation in the event of a substantial liquidation of such holdings by the ESOP.

INVESTMENTS
The difference between the cost and current market value of investment purchases since the beginning of the period and the increase or decrease in such stated market value of investments held at the beginning of the period reported is included in the increase (decrease) in unrealized appreciation in market value of investments in the statements of changes in Plan equity.
A significant portion of the investments of the ESOP is publicly-traded shares of the Company's Common Stock and, therefore, have a published market price. The accompanying financial statements should be read in conjunction with the consolidated financial statements appearing within Exhibit 13.1, which has been incorporated by reference into various items of Michael Baker Corporation's Annual Report on Form 10-K.

DISTRIBUTIONS
Distributions to participants are recorded when paid.

3.  PLAN ADMINISTRATOR AND TRUSTEE

The ESOP is administered by a committee consisting of nine employees who are ESOP participants and the Chief Executive Officer and the Chief Financial Officer of the Company, who serve as nonvoting members. The Committee is responsible for the general day-to-day administration of the ESOP, such as determining eligibility, participant allocation procedures and distribution of benefits.

Under the trust agreement, the Trustee will invest the contributions to the ESOP and make distributions of ESOP assets as directed by the ESOP Committee.

The Company provides certain administrative and accounting services to the ESOP at no cost. In addition, the Company pays the cost of services provided to the ESOP by the ESOP's Trustee, legal counsel and independent accountants.
Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1995 and 1994 and January 2, 1994
Notes to the Financial Statements
-------------------------------------------------------------------------

4. QUALIFICATIONS OF THE PLAN

By determination letter from the IRS dated December 30, 1994, the Company was notified that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements. This determination letter is applicable for amendments adopted through October 27, 1993. The Plan has been amended since receiving the determination letter; however, the Plan Administrator and the Plan's counsel believe that the Plan is currently designed and being operated in compliance with applicable requirements of the Code. Therefore, they believe the Plan was qualified and the related trust was tax-exempt as of the financial statement date.


5.  DISTRIBUTIONS TO PARTICIPANTS

At December 31, 1995 and 1994, the Plan had distributions to employees that had been authorized but not paid of $314,453 and $550,118, respectively. The following table is a reconciliation of participant's equity at December 31, 1995 and 1994 per the financial statements to the Plan's Form 5500, respectively.

                                                    December 31
                                               1995              1994
     Participants' equity per the
     financial statements                      $41,224,697     $28,138,598
                                               -----------     -----------
     Amounts allocated to withdrawing
      participants:
       Michael Baker Common Stock Fund            (110,060)       (134,969)
       Dreyfus/Laurel Prime Money Market Fund     (115,740)       (119,042)
       Dreyfus Premier Balanced Fund               (52,745)       (177,955)
       Dreyfus Disciplined Stock Fund              (31,039)       (101,912)
       Dreyfus Bond Market Index Fund               (4,869)        (16,240)
                                                 -----------     -----------
                                                  (314,453)       (550,118)
                                                 -----------     -----------

     Participants' equity per Form 5500        $40,910,244     $27,588,480
                                               ===========      ===========

Michael Baker Corporation
Employee Stock Ownership Plan
Periods Ended December 31, 1995 and 1994 and January 2, 1994
Notes to the Financial Statements
-------------------------------------------------------------------

The following is a reconciliation of distributions to employees per the financial statements to the Plan's Form 5500 for the period ended December 31, 1995:

                                            December 31,
                                                1995
     Distributions to employees per the
      financial statements                    $2,865,367
     Distributions to employees
      authorized but not paid as of
      December 31, 1995                          314,453
                                               ----------

     Distributions to employees per
      Form 5500                               $3,179,820
                                              ===========

Michael Baker Corporation
Employee Stock Ownership Plan
Schedule of Assets Held for Investment Purposes - Form 5500, Item 27a December 31, 1995
Additional Information - Schedule I
---------------------------------------------------------------------

                                              Cost of      Current
  Shares          Description                   asset        value

                *Michael Baker Corporation
 2,211,086        Common Stock - Regular       $11,966,196  $11,055,430

                *Michael Baker Corporation
 1,225,848        Common Stock - Series B        7,440,333    6,129,240

                *Dreyfus/Laurel Prime Money
 3,433,306        Market Fund                    3,433,306    3,433,306

   703,452      *Premier Balanced Fund           7,227,448    8,610,252

   453,587      *Dreyfus Disciplined Stock Fund  8,554,746   10,332,704

    41,414      *Dreyfus Bond Market Index Fund    398,830      420,352

                    Participant notes receivable;
                     12.62% to 13.50%,
                     due January 31, 1997, to
                     September 30, 1999             48,440      48,440
                                                  ----------  ---------
                                                $39,069,299 $40,029,724
                                                ============ ===========

                 * Party-in-interest.


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Chairman of the Plan Administrative Committee appointed by the Board of Directors of Michael Baker Corporation has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                             MICHAEL BAKER CORPORATION
                             EMPLOYEE STOCK OWNERSHIP PLAN


Date: March 28, 1996          By:/s/ Susan E. Rezek
                              --------------------------
                              Susan E. Rezek
                              Chairman of the Plan
                              Administrative Committee

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Michael Baker Corporation
Employee Stock Ownership Plan Committee:

We have audited the accompanying statement of income and changes in participants' equity of the Michael Baker Corporation Employee Stock Ownership Plan for the year ended January 2, 1994. This financial statement is the responsibility of the plan administrator. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the income and changes in participants' equity of the Michael Baker Corporation Employee Stock Ownership Plan for the year ended January 2, 1994, in conformity with generally accepted accounting principles.


                                        /s/ Arthur Andersen LLP
                                       ------------------------
                                        ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania
  February 15, 1994

                    Consent of Independent Accountants

We hereby consent to the use of this Form 11-K of our report dated March 15, 1996, appearing on page 1 of the Annual Report of the Michael Baker Corporation Employee Stock Ownership Plan as an exhibit to the registrant's Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report in this Form 11-K into the registrant's Registration Statement on Form S-8 (no. 33-14058).


    /s/ Price Waterhouse LLP
    ------------------------
    Price Waterhouse LLP
    Pittsburgh, Pennsylvania
    March 28, 1996

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        ------------------------------------------


As independent public accountants, we hereby consent to the use in this Form 11-K of our report dated February 15, 1994 on the statement of income and changes in participants' equity of the Michael Baker Corporation Employee Stock Ownership Plan (the "Plan") for the year ended January 2, 1994 as an exhibit to the registrant's Form 10-K for the year ended December 31, 1995. We also consent to the incorporation of our report included in this Form 11-K into the registrant's previously filed registration statement on Form S-8 (Registration No. 33-14058), including the prospectus therein, pertaining to the Michael Baker Corporation Employee Stock Ownership Plan. It should be noted that we have not audited any financial statements of the Plan subsequent to January 2, 1994 or performed any audit procedures subsequent to the date of our report.


                                    /s/ Arthur Andersen LLP
                                    -----------------------
                                    ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania
  March 28, 1996